SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 4, 4015

One Horizon Group, Inc.
 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-10822	46-3561419
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

Weststrasse 1, Baar, Switzerland, CH6340
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

011 41 41 760 5820
 (ISSUER TELEPHONE NUMBER)

Copies to:

Hunter Taubman Weiss LLP
130 w. 42nd Street, Suite 1050
 New York, NY 10036
Tel: 212-732-7184

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01   Regulation FD Disclosure.

On February 5, 2015, One Horizon Group, Inc. (the “Company” or “we”, “us”) presented at the See Thru Equity Winter Microcap Investor Conference at the Convene Midtown West in New York to provide investors with an overview of our business and growth strategies. A copy of the investor presentation used in the conference is attached hereto as Exhibit 99.1.

On February 4, 2015, we issued a press release announcing the rollout of our platform in China, brand named, Aishuo. The Aishuo platform provides VoIP services, a Value Added Virtual SIM solution delivered by Chongqing Leixin Network Technology (“Leixin”), a joint venture with Leiqiang Telecommunications Co. Ltd (“Leiqiang”) through a PRC entity, Ishuo Network Information Co., Ltd ( “Ishuo”), which is controlled by us via various contractual arrangements. A copy of the Press Release is attached hereto as Exhibit 99.2.

Copies of the Investor Presentation and Press Release shall not be considered as an offer to sell or a solicitation of an offer to buy any securities of the Company in any jurisdiction where the offer or sale is not permitted. In addition, such materials shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01   Financial Statements and Exhibits.

(a)—(c) Not applicable.

(d)	Exhibits:

Exhibit No.	Description

99.1	Investor Presentation

99.2	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE HORIZON GROUP, INC.

Date: February 5, 2015	By:	/s/ Brian Collins
Brian Collins
Chief Executive Office and President